UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

CEPHEID

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee Required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

CEPHEID

904 Caribbean Drive

Sunnyvale, California 94089

SUPPLEMENT TO PROXY STATEMENT

This Supplement provides updated information for Cepheid’s proxy statement, filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2016, as updated pursuant to the Supplement to Proxy Statement filed with the SEC on April 5, 2016 and the Supplement to Proxy Statement filed with the SEC on April 13, 2016 (collectively, the “Proxy Statement”), which was previously provided, or made available, to Cepheid’s shareholders. Other than the change described below, there are no other revisions to the Proxy Statement.

For Cepheid’s 2016 equity incentive grants, the Compensation and Organizational Development Committee (the “Committee”) of Cepheid’s Board of Directors intends to grant 50% of such awards (measured in stock option equivalents) to the Chief Executive Officer and a substantial portion of such awards to Cepheid’s other executive officers in the form of performance-based restricted stock units (“PRSUs”). Such PRSUs would vest based upon the level of achievement of pre-set business performance operating targets over a three-year period through 2018, subject to adjustment upon a change of control. The PRSUs will be subject to the terms and conditions set forth in Cepheid’s 2015 Equity Incentive Plan and a form of PRSU award agreement to be adopted by the Committee, which will be disclosed pursuant to Item 5.02(e) of Form 8-K following adoption.